Exhibit 10.39

TECHNOLOGY SUBLICENSE AGREEMENT
Jazz Advanced Technology

THIS TECHNOLOGY SUBLICENSE AGREEMENT (this “Agreement”), is made and entered into as of August 30th, 2003 (the “Effective Date”), by Jazz/Hua Hong, LLC, a limited liability company organized under the laws of the State of Delaware (“Licensor”), and Shanghai Hua Hong NEC Electronics Company, Limited, a company organized under the laws of the People’s Republic of China (“Licensee”) and Newport Fab LLC, a Delaware limited liability company d/b/a Jazz Semiconductor (“Jazz”).

Purpose and Background

Licensor-has been granted a license from Jazz, to the extent that Jazz has the right to grant such license, of Jazz Technology and Jazz Patent Rights (as defined below), in order for Licensee to be an option of Jazz’s second source of requirements for 0.18um advanced RF CMOS wafers and 0.25um / 0.18um SiGe BiCMOS wafers that include or embody any of the products listed on Exhibit C attached hereto (“Wafers”), pursuant to the terms and conditions of a Technology License Agreement between Jazz and Licensor (the “Jazz License Agreement”), which, among other things, contemplates the sublicense of such license by Licensor to Licensee.

Licensee is the other member of Licensor and Licensee has committed to provide Licensor with semiconductor products for sale to Jazz utilizing manufacturing capacity at Licensee’s facility in Shanghai, People’s Republic of China. This Agreement provides for the sublicense to Licensee, to the extent that Licensor has the right to grant such license pursuant to the Jazz License Agreement and subject to and in accordance with the terms and conditions set forth herein and therein, of Jazz Technology (as described in Exhibit A attached hereto) and Jazz Patent Rights (as described in Exhibit B attached hereto), in order for Licensee to meet Licensor’s requirements for Wafers, and for no other purpose.

Agreement

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledge by each of the parties, the parties hereto agree as follows:

1.                                       Definitions.

1.1                                 “Agreement” shall mean this Technology Sublicense Agreement by and between Licensor and Licensee.

1.2                                 “Documentation” shall mean written material(s) and/or manual(s) provided by Licensor to Licensee and any on-line help files or other on-line materials regarding or related to the Jazz Technology.

Confidential treatment is being requested for portions of this document. This copy of the document filed as an exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

1.3                                 “Effective Date” shall have the meaning given to it in the introductory paragraph hereof; provided, that the effectiveness of this Agreement is subject to the pertinent terms and conditions hereof.

1.4                                 “Intellectual Property Rights” shall mean any and all right, title and interest in and to any and all patents and all patent applications (including, without limitation, originals, divisions, continuations, continuations-in-part, CPA’s, RCE’s, provisional, extensions or reissues), design rights (whether registered or not and all applications for the foregoing), copyrights, database rights, topography rights, mask work rights, applications to register any of the aforementioned rights, trade secrets, rights in unpatented know-how and show-how, information, data, drawings, concepts, drawings, schematics, specifications, object code and machine-readable copies of any software, source code relating to any software, rights of confidence, rights of authorship, and any other intellectual or industrial property rights of any nature whatsoever in any part of the world and whether arising under the common law, state law, federal law or the laws of any foreign country.

1.5                                 “Jazz Confidential Information” as used herein means information about this Agreement and all its Exhibits and Schedules, any amendment or addenda hereto or thereto, Licensor’s business, assets or operations, including but not limited to Jazz Technology and Intellectual Property Rights, and any other proprietary information supplied to Licensee by Licensor or Jazz deemed by Jazz to be of value and not commonly known to others within Jazz’s industry. Jazz Confidential Information will not include information which Licensee demonstrates with documentary evidence: (a) was filed with any governmental agency on a non-confidential basis or was known to the public at the time of its disclosure, or becomes known to the public after the disclosure through no action of Licensee; (b) was in Licensee’s possession prior to the time of the disclosure (provided that Licensee did not receive such information from a party that was subject to a confidentiality agreement with Licensor or Jazz); (c) is subject to a subpoena, summons or other legal process, or (d) was developed by Licensee independent of the disclosure by Licensor or Jazz.

1.6                                 “Jazz License Agreement” shall have the meaning given to it in the above Recitals.

1.7                                 “Jazz Patent Rights” shall mean those patent rights under which Licensor is licensed by Jazz pursuant to the Jazz License Agreement during the term of this Agreement.

1.8                                 “Jazz Technology” shall mean all proprietary information and know-how obtained by Licensor from Jazz and provided to Licensee by Licensor, no matter in what form provided and including without limitation information and know-how identified in Confidential Information Transmittal Report(s) (copies of which shall be provided to Licensee), that relate to Jazz’s process(es) for the manufacture of Wafers, Jazz’s specifications for Wafers, Jazz’s performance criteria for Wafers and all other matters relating to Wafers and their manufacture, including, without limitation, information relating to the products and processes identified in Exhibit A attached hereto.

1.9                                 “Licensee” shall mean Shanghai Hua Hong NEC Electronics Company, Limited, a company organized under the laws of the People’s Republic of China.

1.10                           “Licensee’s Facility” shall mean Licensee’s facility located at No. 1188, Chuan Qiao Rd, Pu Dong Shanghai, Peoples Republic of China or other agreed facility.

1.11                           “Licensor” shall mean Jazz~~/~~ Hua Hong, LLC, a limited liability company organized under the laws of the State of Delaware.

1.12                           “LLC Agreement” shall mean the Limited Liability Company Agreement of Licensor.

1.13                           “Process” shall mean Jazz’s process for the manufacture of Wafers as communicated by Licensor to Licensee from time to time during the term of this Agreement.

1.14                           “Wafer Acceptance Criteria” shall mean those written Wafer specifications, engineering requirements, performance criteria, etc. provided by Licensor to Licensee from time to time during the term of this Agreement.

1.15                           “Wafers” shall have the meaning given to it in the above Recitals.

2.                                       License; Limitations and Restrictions.

2.1                                 License of Jazz Technology to Licensee. Licensor hereby grants to Licensee, subject to compliance by Licensee with the terms and conditions of this Agreement, an exclusive, nontransferable, royalty-free (except as otherwise provided herein) license, without the right to sublicense to use the Jazz Technology to produce Wafers at a HHNEC manufacturing facility within China exclusively for Licensor; and shall only apply if (1)Licensee is satisfying the capacity requirements of Licensor,;  and (2) Licensee is commercially competitive on on-time delivery quality, and yield of Licensor products purchased under separate agreement between Licensor and Licensee; and, provided, further, that such right of exclusivity shall not apply to any existing contracts, agreements, or commitments between Licensor and any third party entered into prior to the signing hereof, which have been identified to Licensee. If Licensee fails to meet the conditions set forth in this Section regarding the exclusivity, Licensor shall notify the Licensee in writing of such failure and the Licensee, upon receiving such notice, shall have ninety days (90) of grace period to correct such failure. Subject to the foregoing, during the term of this Agreement said right of exclusivity shall mean that Licensor shall not license the Licensed Technology to any third party within China other than Licensee to make and sell, Wafers to Licensor but Licensor shall be free to make and sell and license any third party or parties to make and sell Wafers outside of China. It is also understood that Licensor shall retain the right to use the Licensed Technology to make or sell wafers at Licensor’s facilities without restriction.

2.2                                 No Other Licenses or Rights. This license does not authorize any use other than that which is expressly set out herein. No other license or right to sublicense or other right is granted, by implication, estoppel or otherwise to Licensee under any Jazz Technology, Jazz Patent Rights or any Intellectual Property Rights of Jazz and/or Jazz Confidential Information now or hereafter owned or controlled by Jazz except those expressly granted in this Agreement. Licensee agrees and acknowledges that, except as otherwise set forth herein, Licensor, on behalf of Jazz, reserves to itself all rights in all fields, territories and technologies under or with respect to the Jazz Technology, Jazz Patent Rights and Intellectual Property Rights of Licensor therein.

2.3                                 No Transfer of Title or Ownership. This license transfers to Licensee neither title nor any Intellectual Property Rights to the Jazz Technology or Jazz Patent Rights (or any part or element thereof), any Documentation (or any part or element thereof), or any copyrights, patents, trade secrets, or trademarks, or other proprietary rights embodied or used in connection therewith, except for the limited rights expressly granted herein. Licensee hereby agrees and acknowledges that Jazz is the sole owner of and shall retain all ownership right, title and interest in and to the Jazz Technology and Jazz Patent Rights (and all Intellectual Property Rights therein). Licensee hereby agrees that Licensee shall not contest or oppose or otherwise participate in or support any challenge, including without limitation a challenge to ownership, validity, scope or enforceability of any Jazz Technology or Jazz Patent Rights (or any Intellectual Property Rights therein), nor shall Licensee participate in or support in any way any reissue, reexamination or reconsideration thereof. Licensee shall sign or cause to be signed all documents necessary to perfect Jazz’s ownership rights in Jazz Technology and Jazz Patent Rights, including all Intellectual Property Rights therein, including without limitation all necessary assignments and agreements with its employees, subcontractors or agents.

2.4                                 License Restrictions. Licensee agrees that it will not itself, or through any parent, subsidiary, affiliate, agent or other third party: (a) manufacture or have manufactured any Wafers for any person or entity other than for or on the behalf of Licensor or Jazz; (b) sell, lease, rent, assign, transfer, license or sublicense the Jazz Technology or Documentation; (c) use or manipulate the Jazz Technology or Documentation (or any part or element thereof) in any manner or to any extent not expressly contemplated by this Agreement; (d) provide, disclose, divulge or make available to, or permit use of the Jazz Technology or Documentation (or any part or element thereof) by any third party, except as otherwise permitted in accordance with the terms and conditions hereof; or (e) take any other action in derogation of Licensor’s Intellectual Property Rights.

2.5                                 Right to Audit. Licensee will keep complete, true and accurate books of account, records of production, engineering documents, etc. for the purpose of showing its compliance with the terms of this Agreement. Such books, records and documents will be kept at Licensee’s principal place of business at all times during the term of this Agreement and for a period of at least two (2) years after termination or expiration of this Agreement for any reason. Upon ten (10) days written notice to Licensee, and no more often than twice per year, Licensor’s designated representative, at Licensor’s expense, shall have the right to inspect Licensee’s records relevant to this Agreement only and not business data of Licensee that is irrelevant to this Agreement during normal business hours solely for the purposes of verifying the compliance by Licensee with the provisions of this Agreement. A final inspection shall occur no later than two (2) years after the termination of this Agreement.

2.6                                 U.S. Export Control Approvals. Licensee acknowledges and agrees that the effectiveness of this Agreement and grant of such license is expressly conditioned upon Licensor and Licensee obtaining all necessary and advisable approvals from the United States Department of Commerce (Bureau of Industry and Security) and any and all other applicable U.S. and foreign governmental agencies~~.~~ (collectively, “Export Control Approvals”).

2.7                                 Newly Developed Technology. During the term of this Agreement, the Process may be improved, modified, refined or otherwise altered by Licensee. Such improvements, modifications, refinements or other alterations shall hereinafter be referred to as “Newly

Developed Technology” and may, but need not necessarily, constitute one or more inventions, whether patentable or not. Licensee agrees to promptly disclose any Newly Developed Technology to Licensor. All Newly Developed Technology and all Intellectual Property Rights therein shall be owned by Licensee. Licensee may make any registrations or filings with respect to any Newly Developed Technology with written notice to Licensor. Licensee hereby grants to Licensor a worldwide, perpetual, non-exclusive, non-transferable, royalty-free license in the Newly Developed Technology and all Intellectual Property Rights therein to make, sell, offer to sell, import and otherwise distribute products that include or incorporate, in whole or in part, the Newly Developed Technology and the Intellectual Property Rights therein.

3.                                       Warranties; Disclaimers.

3.1                                 Limited Representation by Licensor. Licensor warrants only that, as of the Effective Date, to the actual knowledge of Licensor, the Jazz Technology and Jazz Patent Rights licensed to Licensee are owned, developed by Jazz or Licensor, or have been licensed to Jazz or Licensor, and to Licensor’s actual knowledge, does not infringe any intellectual property right of any third party. Licensee’s exclusive remedy and Licensor’s sole obligation for breach of this warranty are set forth in Section 4.1 (Indemnification).

3.2                                 SUBJECT TO APPLICABLE CHINESE LAWS AND REGULATIONS REGARDING TECHNOLOGY TRANSFER, EXCEPT FOR THE LIMITED REPRESENTATION MADE BY LICENSOR IN SECTION 3.1 ABOVE, THE JAZZ CONFIDENTIAL INFORMATION, THE JAZZ TECHNOLOGY, THE JAZZ PATENT RIGHTS, THE DOCUMENTATION, AND ALL INTELLECTUAL PROPERTY RIGHTS THEREIN AND ALL MATERIALS RELATED THERETO AND THE USE THEREOF AND OF ANY HARDWARE, SOFTWARE OR OTHER DOCUMENTATION DELIVERED HEREUNDER (IN ANY AND ALL FORMS) IS PROVIDED BY LICENSOR AND IS ACCEPTED BY LICENSEE “AS IS” AND “WITH ALL FAULTS.” LICENSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO SAME AND/OR THEIR QUALITY, PERFORMANCE, MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE. FURTHER, THERE IS NO AFFIRMATION OF FACT, ACCURACY, COMPLETENESS, CAPABILITY OR PERFORMANCE, EXPRESS OR IMPLIED, MADE BY LICENSOR WITH RESPECT TO THE JAZZ CONFIDENTIAL INFORMATION, THE JAZZ TECHNOLOGY, JAZZ PATENT RIGHTS, DOCUMENTATION, THE INTELLECTUAL PROPERTY RIGHTS THEREIN AND ALL MATERIALS RELATED THERETO OR THE USE THEREOF OR OF ANY HARDWARE, SOFTWARE OR OTHER DOCUMENTATION DELIVERED HEREUNDER.

WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, LICENSOR DOES NOT WARRANT THAT THE JAZZ TECHNOLOGY IS COMPLETE OR WILL OPERATE UNINTERRUPTED OR THAT IT WILL BE FREE FROM ANY DEFECTS OR ERRORS OR THAT THE JAZZ TECHNOLOGY OR ANY PORTION THEREOF IS DESIGNED TO MEET ANY OF LICENSEE’S TECHNICAL OR BUSINESS REQUIREMENTS. NO EMPLOYEE, AGENT, REPRESENTATIVE OR AFFILIATE OF LICENSOR HAS AUTHORITY AT ANY TIME TO BIND LICENSOR TO ANY ORAL OR WRITTEN REPRESENTATION OR WARRANTY CONCERNING ANY OF THE JAZZ TECHNOLOGY.

4.                                       Indemnification.

4.1                                 Indemnification by Licensor. Subject to Section 5.1 (Limitation of Liability), Licensor and/or Jazz hereby agrees to defend, at Jazz’s and/or Licensor’s expense, and indemnify Licensee against damages finally awarded by a court of proper jurisdiction in any intellectual property infringement lawsuit brought by any third party against the products manufactured by Licensee using the Jazz Technology hereunder, only to the extent that such products are sold to Licensor and only to the extent that such infringement action is based on using Jazz Technology hereunder.

Neither Jazz nor Licensor shall have any obligation under this Section 4.1, unless Licensor and Jazz are promptly notified of claims, suits and actions by such third party, given all known evidence in Licensee’s possession, and given reasonable assistance in, and sole control of, the defense thereof and all negotiations for its settlement or compromise. In the event of such a claim of infringement, Licensor and/or Jazz may, at its option: (i) obtain a license for Licensee to continue the use of the Jazz Technology hereunder, or (ii) replace or modify the Process so as to be commercially substantially equal but non-infringing. Neither Jazz nor Licensor shall have any liability for any costs, loss or damages resulting from, and Licensee agrees to defend and indemnify Licensor and Jazz for: (i) the use of the Jazz Technology hereunder in combination with any other process not supplied by Licensor or Jazz, (ii) the use of the Jazz Technology hereunder in a manner for which it was expressly restricted, (iii) the willful misconduct of Licensee, or (iv) any settlement or compromise incurred or made by Licensee without Jazz’s prior written consent. THIS SECTION 4.1 STATES LICENSOR’S AND JAZZ’S ENTIRE OBLIGATION TO LICENSEE OR ANY OTHER PARTY WITH RESPECT TO ANY CLAIM OF INFRINGEMENT.

4.2                                 Indemnification by Licensee. Subject to Section 5.1 (Limitation of Liability), Licensee shall indemnify, defend and hold harmless Licensor and Jazz and each of their respective affiliates, subsidiaries, partners, principals, officers, directors, employees, agents and permitted assigns against any costs, loss, damages or liabilities that arise out of or in connection with any breach by Licensee of this Agreement, including any inaccuracy or breach of any representation, warranty or covenant of Licensee contained herein and any modification or alteration by Licensee (or any third party on behalf of Licensee) of the Jazz Technology (or any part or element thereof), the Jazz Patent Rights (or any part or element thereof), or any Jazz Confidential Information or Documentation. Licensee, at its own expense, shall defend all suits or actions, provided Licensee is promptly notified of such suits or actions, given all evidence in Licensor’s and Jazz’s possession, and given reasonable assistance by Licensor and Jazz in and sole control of defense thereof and all negotiations for its settlement or compromise. Licensee shall have no liability to Licensor or Jazz for any settlement or compromise incurred or made by Licensor without Licensee’s prior written consent (which consent shall not unreasonably be withheld or delayed).

4.3                                 Notification; Cooperation. Each party shall promptly notify the other, in writing, of each infringement claim of which such party becomes aware, and such party shall reasonably cooperate with the other party and make reasonably available to the other all information, including but not limited to documents and witnesses, reasonably necessary to conduct an adequate and appropriate defense to such infringement claim.

5.                                       Limitation Of Liability.

5.1                                 No Liability for Special Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES OR UNDER ANY LEGAL THEORY (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE, BREACH OF CONTRACT OR TORTIOUS CONDUCT), BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECULATIVE, PUNITIVE, EXEMPLARY OR SPECIAL DAMAGES OF ANY NATURE WHATSOEVER, OR FOR ANY DAMAGES ARISING OUT OF OR IN CONNECTION WITH ANY MALFUNCTIONS, DELAYS, LOSS OF DATA, LOSS OF REVENUE OR PROFITS, INTERRUPTION OF SERVICE OR LOSS OF BUSINESS OR ANTICIPATORY PROFITS, EVEN IF SUCH OTHER PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

6.                                       Confidentiality.

6.1                                 Confidentiality. In connection with the transactions contemplated by this Agreement, Licensee will obtain or have access to Jazz Confidential Information. Jazz Confidential Information may be disclosed by Licensee only to those persons within Licensee and Licensor who “need to know” such information in order to perform their responsibilities under this Agreement on behalf of Licensee. Licensee will, and will cause each of its employees to: (a) keep in utmost confidence all Jazz Confidential Information; (b) not use any Jazz Confidential Information for any purpose other than the performance of this Agreement; (c) not disclose any Jazz Confidential Information to any third party without Licensor’s prior written consent; and (d) return all of the Jazz Confidential Information, regardless of form and including, without limitation, all copies, analyses, derivations and compilations of Jazz Confidential Information to Licensor within thirty (30) days after the termination of this Agreement for any reason and provide verification by a senior officer of Licensee that all Jazz Confidential Information has been returned to Licensor. Without limiting the foregoing, Licensee agrees to employ with regard to such Jazz Confidential Information procedures no less restrictive than the strictest procedures used by Licensee to protect its own confidential information, and in no case less than a reasonable degree of care under the circumstances. Licensee shall promptly notify Licensor of any known unauthorized use or disclosure of the Jazz Confidential Information, and will cooperate with Licensor in any litigation brought by Licensor against third parties to protect its proprietary rights.

6.2                                 Equitable Relief. Licensee agrees that, because the breach or threatened breach of any of the terms of this Article 6 by Licensee will result in immediate and irreparable injury to Licensor, Licensor shall be entitled to an injunction restraining Licensee from any such breach to the fullest extent allowed by law without the necessity of posting any bond. Any such right of equitable relief granted to Licensor shall not be deemed to preclude Licensor from seeking money damages or any other remedy, subject to section 8.1 from Licensee and/or its agents in the event of such a breach.

6.3                                 Confidentiality of Agreement. The terms and conditions of this Agreement are deemed to be confidential, and each party will maintain such terms and conditions in strict confidence. The terms of this Agreement may be disclosed only to (i) those persons within Licensor’s and Licensee’s respective organizations who “need to know” such information in order to perform their work responsibilities on behalf of their employer; (ii) as required by any court or other governmental body or agency (including without limitation the Rules and Regulation promulgated by the Securities Exchange Commission), (iii) as otherwise required by law, and (iv) to legal counsel of the parties, accountants and other professional advisors.

7.                                       Term and Termination.

7.1                                 Term. The Term of this Agreement shall commence on the Effective Date and continue for a period of twenty (20) years therefrom (the “Initial Term”), unless terminated earlier in accordance with Section 7.2. Upon expiration of the Initial Term, this Agreement will renew automatically for successive one-year periods unless terminated by either party with ninety (90) days written notice prior to the expiration of any such period. At the expiration of the term of the Agreement, both parties agree to reasonably cooperate with each other to return any materials or equipment required to be so returned.

7.2                                 Termination. In addition to the provisions of Section 7.1 and the other provisions pertaining to the effectiveness of this Agreement set forth elsewhere herein, this Agreement may be terminated by either party (i) after the Initial Term with ninety (90) days written notice to the other party, (ii) after the material breach of this Agreement by the other party which is not cured within thirty (30) days after the non-breaching party provides the breaching party with written notice of such breach, (iii) upon the filing of a petition by the other party seeking to take advantage of any laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts after thirty (30) days written notice to the other party; or (iv) upon the dissolution of Licensee. Upon termination of this Agreement for any reason: (a) except as set forth herein, Licensee shall have no right to use, manufacture or have manufactured, offer for sale, sell, export or import Wafers or any other product incorporating or manufactured in accordance with Jazz Technology, Jazz Patent Rights or the Process and shall discontinue use of the Process; (b) Licensee shall immediately cease using and remove all Jazz Technology from the Process at Licensee’s facility; (c) Licensee shall return all of the Jazz Technology, regardless of form and including, without limitation, all copies, analyses, derivations and compilations of Jazz Technology to Licensor within thirty (30) days after the termination of this Agreement for any reason and provide written verification by a senior officer of Licensee that all Jazz Technology has been returned to Licensor and that the Process is no longer in use by Licensee; and (d) at any time and from time to time during the two (2) year period following the termination of this Agreement and upon ten (10) days prior written notice, Licensee shall permit Licensor to inspect Licensee’s facility to insure compliance with the obligations of this Agreement.

7.3                                 Breach; Remedy: Subject to section 8.1 if any party committed a material breach of its obligations under this Agreement, the non-breaching party shall first give written notice of breach to the breaching party and request the breaching party to correct the breach within thirty (30) days from the date of its receipt of the notice unless expressly provided otherwise in this Agreement, including but not limited to Section 6. In the event that the breaching party failed to correct the breach within the curing period, the non-breaching party shall then be entitled to claim damages from the breaching party. The remedies under this Section 7.3 shall be in addition to any other remedies available to the non-breaching party.

8.                                       Dispute Resolution.

8.1                                 Arbitration. Any dispute arising from, out of the implementation of, or in connection with this Agreement shall be settled through friendly consultation between the parties. In the event that no settlement of the dispute can be reached through consultation within sixty (60) days following the date on which a written request for consultation by any party, the dispute shall be submitted by the claimant (the “Claimant”) to the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden and be finally settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce as in effect on the date of arbitration.

(a)                                  The arbitration tribunal shall consist of three (3) arbitrators. The Claimant and the respondent (the “Respondent”) shall select one (1) arbitrator. The third arbitrator, who shall be chairman of the arbitration tribunal, shall be selected jointly by the Claimant and the Respondent. If the Claimant and the Respondent are unable to agree as to the selection of the third arbitrator within thirty (30) days, then the third arbitrator shall be selected by the Arbitration Institute of the Stockholm Chamber of Commerce.

(b)                                 All the proceedings in any such arbitration will be conducted in English.

(c)                                  The arbitration award shall be final and binding upon all parties. The arbitration costs shall be paid according to the award as fixed by the arbitration tribunal.

(d)                                 During the period when a dispute is being resolved, the parties shall in all other respects continue to exercise their remaining respective rights and fulfill their respective obligations under this Agreement except for such rights, obligations and other matters which are subject to the arbitration.

8.2                                 Extension of Deadlines. All deadlines in this Article 8 may be extended by mutual agreement of the parties.

8.3                                 Equitable Relief. Notwithstanding anything to the contrary herein, each party shall be entitled to seek injunctive relief (but not money damages, which is subject only to the mediation and arbitration procedures above) in any appropriate court of law to prevent or stop a violation of the terms and conditions contained herein.

9.                                       Additional Terms.

9.1                                 Governing Law; Language. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, United States of America, without regard for its choice and or conflict of laws provisions and without regard to the United Nations Convention on Contracts for the International Sale of Goods and is subject to all other applicable governmental laws and regulations, including but not limited to applicable regulations and requirements of any regulatory agency concerning the export or import of Wafers and the export of Jazz Technology and Jazz Patent Rights from the United States of America. This Agreement has been made in the English language and all documents and communications (including any arbitration or mediation proceedings and any documents or communications delivered in connection therewith) between the parties hereto shall be in the English language. Any translations of this Agreement or any documents relating to this Agreement shall be for convenience purposes only and the parties hereto agree that the English language version of this Agreement and the documents relating hereto shall govern and control for all purposes.

9.2                                 Compliance With Laws. In exercising its rights and meeting its obligations under this license, Licensee shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any domestic or foreign governmental body having jurisdiction over the exercise of rights under this license. Licensee further agrees to indemnify and hold Licensor harmless from and against any costs, expenses, attorney’s fees, citation, fine, penalty and liability of any kind which might be imposed by reason of any asserted or established violation of any such laws, order, rules or regulations.

9.3                                 Successors and Assigns. This Agreement will be binding upon the parties and will inure to their benefit and the benefit of their permitted successors and assigns. Licensee shall not assign or subcontract this Agreement or any of its interests, rights or obligations hereunder without the prior written consent of Licensor.

9.4                                 Relationship of the Parties. Each party hereto is contracting independently with the other and neither party shall be deemed to be an agent, representative or a partner of the other Licensors as a result of any provision of this Agreement. Neither party shall have the right or authority to assume or create any obligation or responsibility, whether express or implied, on behalf of or in the name of the other party or to bind the other party in any manner for any purpose.

9.5                                 Headings and Captions. The headings and captions used in this Agreement are inserted for convenience only and shall not affect the construction or interpretation of the respective provisions of this Agreement.

9.6                                 Export Controls. Licensee agrees to comply with all United States’ and The People’s Republic of China’s (and/or any other appropriate jurisdiction’s) export regulations in connection with this Agreement. In this regard, Licensee may not export or re export the Jazz Technology or Jazz Patent Rights or any portion thereof without the prior written consent of Licensor and without the appropriate United States and foreign government licenses. Neither the Jazz Technology or Jazz Patent Rights, nor any technical data contained therein or produced thereby, nor any portion thereof may be exported or re-exported (i) into (or to a national or resident of) Cuba, Iran, Iraq, Libya, North Korea, Sudan, Syria, or any other country to which the United States has embargoed goods; or (ii) to anyone on the United States Treasury Department’s list of Specially Designated Nationals or the U.S. Commerce Department’s Table of Deny Orders. Licensee hereby represents and warrants that it is not located in, under the control of, or a national or resident of any such country or on any such list. Each of Licensor and Licensee further agrees to indemnify and hold harmless the other party and Jazz and their respective officers, directors, shareholders, employees, agents and representatives against any and all costs, liabilities, damages, losses or expenses (including, without limitation, attorneys’ fees) arising from, or relating to any established knowing or intentional violation by such party of any of the applicable laws and administrative regulations of the United States of America, the People’s Republic of China or other foreign governmental agencies relating to the control of exports of commodities and technical data. This Section shall survive the expiration or termination of this Agreement for any reason.

9.7                                 Interpretation. Each party, represented by counsel, has cooperated in the drafting and preparation of this Agreement. Accordingly, this Agreement shall not be construed against any party on the basis that such party was the drafter.

9.8                                 No Modifications. No modifications, changes or waivers of this Agreement shall be valid unless made in writing and signed by authorized representatives of both Licensor and Licensee.

9.9                                 No Waiver. The failure or delay of a party to exercise its rights here under or any custom or practice of a party in variance with the terms hereof shall not constitute a waiver by the relevant party of the terms of this Agreement and the rights granted to the relevant party herein are to the right of the relevant party to demand exact compliance with the terms hereof. Waiver by a party of any particular default by the other party shall not constitute a waiver of any subsequent default of the same or different nature.

9.10                           Partial Invalidity. If any provision of this Agreement shall be declared void, voidable, illegal or unenforceable by any court of competent jurisdiction, administrative body or arbitration panel, such declaration or finding shall not void or cancel the other provisions of this Agreement which shall remain binding upon the parties. Any provision of this Agreement if found invalid, illegal or unenforceable shall be renegotiated by the parties to accomplish so far as possible the business purpose of this Agreement.

9.11                           Entire Agreement. This Agreement and the Exhibits attached hereto constitutes the entire and complete agreement of the parties with respect to the subject matter hereof and supersedes any and all prior understandings, promises, representations and agreements, oral or written. The parties further intend that this Agreement and the Exhibits attached hereto constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial or other proceeding, if any, involving this Agreement. Neither party shall be bound by or liable to the other for any representation, promise, or inducement, whether prior to or concurrent with, made by any agent or person in the other’s employ, not embodied in this Agreement or the Exhibits attached hereto.

9.12                           Exhibits. Each of the exhibits referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by this reference.

9.13                           Survival of Certain Provisions. The obligations set forth in Sections 2.3, 2.5, 2.6, 2.9 and 3.1 and Articles 4, 5, 6, 7, 8 and 9 shall survive and remain in effect beyond any termination or expiration of this Agreement and shall apply to either party’s permitted successors and assigns.

9.14                           Force Majeure. Neither party shall be held liable or responsible for delay or failure to perform any of such party’s obligations under this Agreement occasioned by any cause beyond its reasonable control, including but not limited to war, acts of God, acts of terrorism, civil disturbance, fire, flood, earthquake, epidemic, quarantine restrictions, unusually severe weather, acts or defaults of common carriers, freight embargoes, strike or other labor trouble, lack of or inability to obtain raw materials, transportation, labor, fuel or supplies; power outages, governmental laws, acts, regulations, embargoes, or orders (whether or not such later prove to be invalid), or any other cause, contingency or circumstance within or without the United States not subject to such party’s reasonable control (a “Force Majeure Event”). The party suffering a Force Majeure Event shall promptly notify the other party of such Force Majeure Event. A party shall be excused from its performance to the extent caused by such Force Majeure Event; provided that such party (i) gives notice of the Force Majeure Event to the other party promptly after its occurrence, (ii) uses its reasonable efforts (including executing any disaster plan) to overcome, mitigate and remove the cause of the event preventing or delaying performance, (iii) continues the performance of all its obligations under this Agreement that are not prevented or delayed and (iv) upon cessation of the Force Majeure Event, promptly performs or completes performance of the obligations which were prevented or delayed. If Licensee’s inability to perform continues for sixty (60) days or more from notification to Licensor of the Force Majeure Event, Licensor shall have the right to terminate its obligations to Licensee with no further liability under this Agreement upon prompt written notice.

9.15                           Notices. Any notices required to be given from one party to the other shall be in writing and in the English language and shall be deemed to have been properly given and effective on the date of delivery if delivered by hand, telegram, cable, or facsimile provided the delivery is confirmed in writing and sent by mail. If mailed, by First Class Mail, Registered or Certified if necessary, Return-Receipt, postage pre-paid. One (1) business day after deposit of a recognized express courier and addressed to the accurate address, including postcode as given below of the addressee or to such address that shall be designed by timely written notice to the other party as follows:

To Licensor:	Jazz/ Hua Hong, LLC
4321 Jamboree Road
Newport Beach, CA 92660
Attn: Mr. Shu Li
Fax No.:

With copies to:	Carolyn Follis, Esq.
Jazz Semiconductor
4321 Jamboree Road
Newport Beach, CA 92660
Fax No.:

and

James B. O’Neal, Esq.
Rutan & Tucker, LLP
611 Anton Blvd., Suite 1400
Costa Mesa, CA 92626-1931
Fax No.: (714) 546-9035

To Licensee:	Shanghai Hua Hong NEC Electronics Company, Limited
18F Jiushifuxing Building No. 918
Middle Huaihai Road
Shanghai, People’s Republic of China
Attn: Chairman
Fax No.: 86-21-50310510

With a copy to:	Shanghai Hua Hong NEC Electronics Company, Limited
No. 1188, Chuan Qiao Rd, Pu Dong Shanghai, Peoples
Republic of China
Attn: Mr. William Wang
Fax No.:86-21-50310510

To Jazz:	Jazz Semiconductor
4321 Jamboree Road
Newport Beach, CA 92660
Attn: Mr. Shu Li
Fax No.:

With copies to:	Carolyn Follis, Esq.
Jazz Semiconductor
4321 Jamboree Road
Newport Beach, CA 92660
Fax No.:

and

James B. O’Neal, Esq.
Rutan & Tucker, LLP
611 Anton Blvd., Suite 1400
Costa Mesa, CA 92626-1931
Fax No.: (714) 546-9035

9.16                           Time is of the Essence. Time is of the essence with respect to this Agreement, as are the provisions relating to ownership, confidential information and payments.

9.17                           Further Assurances. Each party to this Agreement, upon the request of the other party, agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

9.18                           Publicity. Neither party shall make a press release, advertisement, public statement or disclosure to any third party concerning the existence of this Agreement or its contents without the express written consent of the other party not to be unreasonably withheld or delayed.

9.19                           Registration. Upon the request of Licensor, this Agreement shall be registered with the appropriate governmental authorities in the People’s Republic of China.

9.20                           Counterparts. This Agreement may be signed in counterparts, which when taken together, shall constitute one and the same instrument.

9.21                           Jazz agrees that it shall be jointly and severally liable for any default in the performance of obligations by Licensor under this Agreement.

9.22                           Proceedings. Notwithstanding anything to the contrary set forth herein, each party to this Agreement may enforce its rights and remedies hereunder against any other party to this agreement without first having to proceed against both other parties or against any one particular party.

9.23                           EFFECTIVENESS This Contract/Agreement shall become effective upon the effectiveness of the JOINT VENTURE CONTRACT ON THE ESTABLISHMENT AND OPERATION OF SHANGHAI HUA HONG NEC ELECTRONICS COMPANY, LIMITED Dated August 30, 2003

[SIGNATURES CONTAINED ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the last date indicated below to be effective as of the Effective Date by their duly authorized representatives.

Jazz~~/~~ Hua Hong, LLC,		Shanghai Hua Hong NEC Electronics
a Delaware limited liability company		Company, Limited, a company organized under
the laws of the People’s Republic of China

By:	\s\ Jeff R. McHenry	By:	\s\ K. Shimakura

Name:	Jeff R. McHenry	Name:	K. Shimakura
Title:	Executive Director of Marketing	Title:
Date:	August 30, 2003	Date:

Newport Fab LLC, a Delaware limited liability company d/b/a Jazz Semiconductor

By:	\s\ Shu Li

Name:	Shu Li
Title:	CEO
Date:	August 30, 2003

EXHIBIT “A”
TO TECHNOLOGY LICENSE AGREEMENT

DESCRIPTION OF JAZZ TECHNOLOGY

[…***…].

EXHIBIT “B”
TO TECHNOLOGY LICENSE AGREEMENT

DESCRIPTION OF PATENTS

General Description:

In this section, the patents related to the licensed technology are listed below.

List of patents to which this Agreement relates:

[…***…]

EXHIBIT “C”
TO TECHNOLOGY LICENSE AGREEMENT

WAFERS

[…***…]

Such other applications as mutually agreed by the Parties